EXHIBIT 32.2

                      CERTIFICATION OF FINANCIAL STATEMENTS
                             CHIEF FINANCIAL OFFICER


Pursuant to 18 U.S.C. 1350, the Chief Financial Officer of Commercial Power Finance, Inc., General Partner of Telecommunications Income Fund XI, L.P. (the "Company"), hereby certify that this Form 10-QSB for the quarter ended June 30, 2005, and the financial statements therein, fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB and the financial statements therein fairly present, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.


August 10, 2005                             /s/  Ronald O. Brendengen
                                            ------------------------------------
                                                 Ronald O. Brendengen
                                                 Chief Financial Officer
                                                 Commercial Power Finance, Inc.
                                                 General Partner
                                                 Telecommunications Income
                                                 Fund XI, L.P.